QUALITY AGREEMENT

Between

BriaCell Therapeutics Corp
820 Heinz Avenue
Berkley, CA 94710

And

Catalent Pharma Solutions, LLC
14 Schoolhouse Road
Somerset, NJ 08873, US

(represented by its signing affiliates)

For Oral Drug Delivery and Clinical Supply Services

Effective date: from date of final signature

Next Review: Three (3) years from effective date

APPROVALS

Customer

2019 June 25
Printed Name William V. Williams	Date
Function President and CEO

Catalent

25 June 2019
Christine O’Connell	Date
Interim Director, Quality, CSS
Philadelphia

CATALENT SITES INCLUDED

Catalent Site		Applicable*

Bathgate, UK	Catalent CTS (Edinburgh) Ltd 1 Inchwood Park, Bathgate West Lothian, EH48 2FY, UK	Yes [ ] No [X]

Bolton, UK	Catalent UK Packaging Ltd Lancaster Way Wingates Industrial Estate Westhoughton, Bolton Lancashire, BL5 3XX, UK	Yes [ ] No [X]

Kakegawa, JP	1656 Kurami, Kakegawa.shi, Shizuoka 436-0341, Japan	Yes [ ] No [X]

Kansas City, US	Catalent CTS, LLC Oral Drug Delivery (ODD) 10245 Hickman Mills Drive Kansas City, MO 64137, US	Yes [ ] No [X]

	Catalent CTS, LLC Clinical Supply Services (CSS) 10245 Hickman Mills Drive Kansas City, MO 64137, US	Yes [ ] No [X]

Philadelphia, US	Catalent Pharma Solutions, LLC 10381 Decatur Road, Philadelphia, PA 19154, US	Yes [X] No [ ]

Schorndorf, DE	Catalent Germany Schorndorf GmbH Clinical Supply Services (CSS) Steinbeisstrasse 1-2, 73614 Schorndorf, Germany	Yes [ ] No [X]

	Catalent Germany Schorndorf GmbH Product Development (PD/ADT) Steinbeisstrasse 1-2, 73614 Schorndorf, Germany	Yes [ ] No [X]

Shanghai, CN	Catalent Pharma Solutions Section C, Building 10, No. 353 North Riying Road, Shanghai Waigaoqiao Free Trade Zone, China	Yes [ ] No [X]

Singapore, SG	Catalent Pharma Solutions No. 1 Jalan Kilang #02-01/02 Singapore 159402	Yes [ ] No [X]

*Check all sites included/not included in scope of this Quality Agreement

This is a Quality Agreement for ORAL DRUG DELIVERY and CLINICAL SUPPLY SERVICES provided by Catalent Pharma Solutions. This Quality Agreement defines the duties of Catalent Pharma Solutions, LLC (CATALENT/CPS) and BriaCell Therapeutics Corp (CUSTOMER) for the supply of clinical trial materials.

This Quality Agreement takes the form of a detailed checklist of all the activities associated with the supply of clinical trial materials including procurement, receipt, testing, storage, manufacturing, labeling, QP certification, packaging, distribution, returns and destruction for Investigational Medicinal Product(s). Responsibility for each activity is assigned to either CATALENT or CUSTOMER in the appropriate box in the Responsibility Delegation Checklist, which follows.

In order to ensure quality assurance, CATALENT will perform the activities defined herein in accordance with Standard Operating Procedures (defined below) to the extent that a Standard Operating Procedure Is applicable to such activity. In the event of a conflict between the terms of this Quality Agreement and a Standard Operating Procedure, the Quality Agreement shall control.

This Quality Agreement is subject to the terms of a Services agreement between Catalent Pharma Solutions and the Customer. In the event of a conflict between any of the provisions of this Quality Agreement and the Services Agreement with respect to quality-related activities, including responsibility for compliance with Good Manufacturing Practices and all other regulatory obligations as they pertain to the Product the provision of the Quality Agreement shall govern. In the event of a conflict between any of these provisions and the Services Agreement with respect to all other matters, including allocation of risk, intellectual property rights, liability and financial responsibility, the provisions of the Services Agreement shall govern.

This Quality Agreement implies that the CUSTOMER is the sponsor of any clinical trials that CATALENT is providing Clinical Supplies Services for. It is the responsibility of CUSTOMER to inform CATALENT if this is not the case.

CUSTOMER must inform CATALENT if at any time materials processed by CATALENT are intended for commercial use or a regulatory filing or when a clinical product receives a commercial approval.

For purposes of this Quality Agreement, the following definitions shall apply:

A.	“Active Pharmaceutical ingredient” (API) shall mean the active pharmaceutical ingredient used in the manufacture of the Product as identified in the Specifications.

B.	“Adverse Drug Event” (ADE) shall mean any adverse event associated with the use of a drug in humans, whether or not considered drug related, including the following: an adverse event occurring in the course of the use of a drug product in professional practice; an adverse event occurring from drug overdose whether accidental or intentional; an adverse event occurring from drug abuse; an adverse event occurring from drug withdrawal; and any failure of expected pharmacological action.

C.	“Applicable Laws” means, with respect to CUSTOMER, all laws, ordinances, rules and regulations, as amended from time to time, of each jurisdiction in which API or Product is produced, marketed, distributed, used or sold; and with respect to Catalent, all laws, ordinances, rules and regulations, as amended from time to time, of the jurisdiction in which Catalent performs the services.

D.	“Authorized Person” (AP) means a person acting on behalf of the manufacturer or the importer, who is authorized to certify or re-certify batches of IMPs for use in clinical studies. This person is called a Qualified Person (QP) in the European Union and other European countries, in other recognized countries, he may be called a QA person (= Quality Assurance person), or a “Responsible Pharmacist” in accordance with the local regulations.

E.	“Certificate of Analysis” (CoA) is a listing of all results for tests conducted on samples of a lot of product compared to the specifications defined by the CUSTOMER and listed in the regulatory applications and application compendia.

F.	“Certificate of Compliance/Conformance” (CoC) is a statement that the lot of product was manufactured, packaged/labelled and tested (as applicable) in accordance with cGMP, identifies the master batch record documents and lists any incident reports and investigations identified associated with the lot of Product.

G.	“Certificate of Manufacture” (CoM) is a statement that the lot of product was manufactured in accordance with cGMPs and the batch record. It lists any incident reports and investigations identified with the lot of Product and the BSE Statement for the batch.

Note: Contents of CoC and CoM may be combined into one document named “Certificate of Compliance”

H.	“Certifying site” is the site of the Authorized Person which certifies distribution of the batch to the study site or other logistics centers. This certification is issued after the IMP has been analyzed by a recognized laboratory and found to be intact and no further manufacturing activities involving drug manipulation, other than re-packaging, if required, are performed. Usually, for IMPs import, the Certifying Site is the manufacturing site in a recognized country, or the logistics center overseas for a multi-national trial.

I.	“Code of Federal Regulations (USA)” (CFR) is the codification of the general and permanent rules published in the Federal Register by the executive departments and agencies of the Federal Government.

J.	“Controlled Drug Substances” (CDS) is any drug or therapeutic agent, commonly understood to include narcotics with a potential for abuse or addiction, which is held under strict governmental control, as defined by local regulations.

K.	“Current Good Manufacturing Practice” (cGMP) means current Good Manufacturing Practices promulgated by the Regulatory Authorities in the jurisdictions included in Applicable Laws (as applicable to CUSTOMER and Catalent, respectively). In the European Union, this includes Directive 2003/94/EC (as supplemented by Volume 4 of EudraLex published by the European Commission), as amended, if and as implemented in the relevant constituent country, and in the United States, this includes 21 C.F.R. Parts 210 and 211, as amended.

L.	“Debarred” shall mean the penalty imposed by the US FDA pursuant to 21 USC 335a(a) or 335a(b) on persons or companies that have engaged in criminal conduct with respect to the development or approval of new or generic drugs or engaged in certain other types of criminal conduct. A debarred person or company is precluded from submitting or assisting in the submission of an NDA or ANDA and may not provide services in any capacity to a party that has an approved or pending drug application.

M.	“Drug Enforcement Administration” (DEA) is the US federal agency responsible for enforcing laws and regulations governing narcotics and controlled substances.

N.	“For Cause Audit” shall mean any of a series of inspections conducted for various compelling reasons (non-conformance/complaints, unfavorable regulatory action etc.).

O.	“Good Distribution Practice” shall mean that part of quality assurance which ensures that the quality of medicinal products is maintained throughout all stages of the supply chain from the site of manufacturer to the pharmacy or person authorized or entitled to supply medicinal products to the public.

P.	“Manipulation”: A manufacturing process conducted on an imported IMP which may affect product identity, product stability, or product quality, such as blinding, preparation\processing, filling\pressing, primary packaging (changing the primary or secondary package - in certain cases), dividing a bulk into containers or mixing several components including the active material in order to produce an IMP, dividing-up.

Q.	“Materials” shall mean collectively all manufacturing and packaging components and components (including raw materials, API, labels, product inserts, and other labeling for Products) required to manufacture or package the Products in accordance with the specifications.

R.	“Out of Specification” (OOS) shall mean a result that falls outside of the test’s acceptance criteria (e.g. criteria established in filed applications, approved marketing submissions, official compendia, or by the manufacturer or the customer).

S.	“Process” or “Processing” shall mean the compounding, filling, producing and/or packaging of the Raw Materials into Product in accordance with the Specifications. Such activities Include Product labelling, analytical/microbial testing, Inspection.

T.	“Product” shall mean such drug product being manufactured, packaged and/or tested by Catalent pursuant to a Services Agreement. The term “Product” shall comprise both “Bulk Product” and “Finished Product” where Bulk Product means such Product which has completed all parts of the Process up to but not including final packaging and where Finished Product shall mean Product which has undergone all stages of the Process including packaging in its final container.

U.	“Re-certifying site” is the site importing the certified IMP and re-certifying it for distribution in Territory via the importer’s Authorized Person, where applicable. The re-certifying site is usually holder of Manufacturer/Importer Authorization.

V.	“Regulatory Authority” shall mean any regulatory authority within a Territory involved in regulating any aspect of the development, manufacture, market approval, sale, distribution, packaging or use of the Product.

W.	“Reprocessing” shall mean the duplication of a step or steps currently in the manufacturing formula in order to bring the batch into conformance with specifications, and which will not alter the safety, identity, strength, quality or purity of the drug product beyond the established requirements.

X.	“Rework” shall mean any additional steps that are not part of the manufacturing formula, taken to process a batch to bring the batch into conformance with the specifications and which will not alter the safety, identity, strength, quality or purity of the drug product beyond the established requirements.

Y.	“Services Agreement” shall mean the agreement entered into between Catalent and Customer which sets forth the terms and conditions agreed between the parties governing the provision of services by Catalent on behalf of Customer, including but not limited to supply agreements, standard or negotiated terms and conditions, master clinical or commercial services agreements, development and manufacturing agreements (collectively referred to herein as “Services Agreement”).

Z.	“Standard Operating Procedures” (SOP) shall mean the standard operating procedures in effect at Catalent which have been approved by Catalent Quality Assurance department and which are applicable to the Processing. The Standard Operating Procedures shall be in compliance with cGMP.

RESPONSIBILITY DELEGATION CHECKLIST

RESPONSIBILITIES		CUSTOMER	CATALENT

1.	Regulatory Authorizations & GMP Compliance

1.1	Will maintain all licenses, registrations and other authorizations as are required to operate a GMP pharmaceutical manufacturing, packaging or testing facility, (as appropriate), under Applicable Laws.		X

1.2	Will prepare, maintain and update the Regulatory Dossiers (e.g., IMPD) in accordance with all Applicable Laws.	X

1.3	Will be responsible for Annual Report or Product Quality Review unless otherwise contracted. (Applies to commercial product only)	N/A

1.4	Will provide to CUSTOMER data for compilation of Annual Report or Product Quality Review on request. (Applies to commercial product only)		N/A

1.5	Will maintain and operate the Facility in compliance with cGMP and all other Applicable Laws.		X

1.6	Will process, store and package the Product in accordance with cGMP and all other Applicable Laws.		X

1.7	Is not debarred and does not employ or use the services of any individual who is debarred or who has engaged in activities that could lead to being debarred.	X	X

1.8	Shall obtain Catalent’s approval for any representation made to a Regulatory Authority in a regulatory filing or similar communication regarding the services provided by Catalent for the Customer and/or Catalent’s establishment information to ensure the communication is accurate and consistent with Catalent’s processes, procedures, establishment information and understanding of work being conducted on behalf of the Customer.	X

1.9	Shall provide Catalent, upon request, a copy of relevant portions of Customer’s regulatory filing that includes Catalent data and/or representations regarding Catalent’s facility, equipment or other Catalent property that the Customer intends to submit or has submitted to any Regulatory Authority.	X

1.10	Will provide applicable regulatory filing documentation (e.g. Formulation, Excipient, API classifications) to support risk based analysis of Suppliers.	X

2.	Regulatory Actions & Inspections

2.1	Will notify CUSTOMER within two (2) business days of any FDA, MHRA, DEA or other Regulatory Authority notice of inspection or inspection of the Facilities directly relating to the customer’s Product.		X

2.2	Will notify the other party(s) within two (2) business days of any FDA, MHRA, DEA or other Regulatory Authority investigation relating to the Product.	X	X

2.3	Will provide redacted copies of any FDA Form 483 observations, Warning Letters or the like from applicable Regulatory Authorities including DEA (where applicable) within two (2) business days of receipt and subsequent response(s) directly relating to the Product.	X	X

2.4	Will notify the other party(s) within two (2) business days of any Regulatory Authority request for Product samples or Product records directly relating to the Product.	X	X

RESPONSIBILITIES		CUSTOMER	CATALENT

2.5	Will notify the other party(s) of any requests for information, notices of violations or other communication from a Regulatory Authority relating to environmental, occupational health and safety compliance if related directly to the Product.	X	X

2.6

Will make copies available, upon request, of any documentation necessary for either party to respond to inquiries by the FDA, MHRA or other Regulatory Authorities directly related to Product.

Note: Catalent confidential information will be provided directly to the requesting Regulatory Agency.

		X	X

3.	Audits

3.1	Will be entitled to conduct one quality audit of each of the Facilities per 24 months to evaluate cGMP compliance. Audits will be scheduled at mutually agreed upon times and limited to two auditors / two days unless otherwise agreed. Will be entitled to be present during processing of CUSTOMER product to have oversight of the process.	X

3.2	Will conduct internal audits of quality systems, manufacturing, and site-specific testing processes, in accordance with the cGMP and applicable Standard Operating Procedures.		X

3.3	Will host “for cause audits” at a mutually agreed time provided CATALENT is given a minimum of two (2) weeks prior written notice of such audits.		X

3.4	Any representative of CUSTOMER who is not an employee of CUSTOMER (i.e. consultant) shall be required to sign confidentiality agreements with CATALENT and CUSTOMER before auditing CATALENT facilities. CATALENT will provide such agreement either prior to or at the time of the visit.	X	X

4.	Change Control

4.1	Will have established written procedures for control of planned changes impacting the product or services provided.		X

4.2	Will notify CUSTOMER of intent to make changes that could directly impact the product or services provided.		X

4.3	CUSTOMER is responsible for confirming any changes are within the scope of their regulatory filing.	X

4.4	Changes impacting product quality (e.g. batch records, product specifications, test methods or other established controlled documentation) that are specific to CUSTOMER product(s) must be approved by CATALENT and CUSTOMER if applicable per site specific procedures. Notification to the Catalent QP will be performed, if applicable. Unplanned changes which affect product quality will be documented in a Deviation Report.		X

4.5	Will have a system for assigning and tracking corrective and preventative actions (CAPA) through to completion		X

4.6

Where CATALENT performs final QP certification; changes made by non CATALENT sites impacting product quality (e.g. batch records, product specifications, test methods or other established controlled documentation) that are specific to CUSTOMER product(s) must be provided to the CATALENT QP.

Note: Unplanned changes which affect product quality will be documented in a Deviation Report per Section 12.

X

RESPONSIBILITIES		CUSTOMER	CATALENT

4.7	Where Catalent performs final QP certification; provide all changes to the regulatory filings (i.e. IND, NDA, CTA/IMPD) or where the customer performs final QP certification those changes that affect the processes performed by CATALENT site(s).	X

5.	Supply of Materials

5.1	Where CATALENT supplies materials, a supplier contractor evaluation and management program will be maintained. This will include the evaluation and control of risk for TSE and BSE. Catalent will only use approved suppliers and contractors for GMP activities.		X

5.2

Will supply applicable statements and/or documentation such as copies of supplier API audits demonstrating approval status, QP Declaration, Quality Agreements, etc. to CATALENT/CUSTOMER to ensure compliance with cGMP and Applicable Laws including the El) Falsified Medicines Directive regarding Supplier

Qualification/Management including the API distributor, if applicable.

		X	X

5.3	Where CUSTOMER supplies materials, a supplier contractor evaluation and management program will be maintained. This will include the evaluation and control of risk for TSE and BSE. CUSTOMER will only use approved suppliers and contractors for GMP materials/activities.	X

5.4	For customer provided product, the following documents must be provided to CATALENT by CUSTOMER prior to or with a shipment to enable CATALENT to process the materials through its systems:		X

	●	Material Safety Data Sheet (MSDS)or equivalent

	●	Certificates of Analysis or Conformance

	●	Evidence of Compliance with BSE/TSE guidance 410 (current version)

	●	Evidence of Compliance with ICH Q3C guidance on residual solvents (where applicable)

	●	Written confirmation that vendor/supplier of materials has been evaluated/approved/maintained by CUSTOMER

	●	Notification of controlled/dangerous substances (where applicable)

5.5	CUSTOMER is responsible for providing CATALENT with any updates to the material safety data sheet or other pertinent information as it becomes available.	X

RESPONSIBILITIES			CUSTOMER	CATALENT

5.6	Where CUSTOMER provides materials, CUSTOMER will be responsible for ensuring the safe and secure shipment of any materials to CATALENT. CUSTOMER must ensure that all materials are suitable for their intended purposes. Labelling or supplied documentation of products or materials delivered to CATALENT must include the following information:		X

	●	Description, including strength

	●	Item code or part number

	●	Batch or lot number

	●	Storage conditions

	●	CUSTOMER name and address

	●	Date of manufacture, expiry/retest date

	●	Quantity and/or weight

	●	Average unit weight (where applicable)

	●	Container numbers

	●	Country of origin

Containers must be tamper sealed in such a way that any tamper sealing is evident. Temperature monitoring is required for supply of cold chain product or for any product which require temperature control during shipment.

5.7	For CUSTOMER supplied materials CUSTOMER will supply appropriate statement regarding supplier qualification, risk assessment and/or audits indicating approval status to CATALENT to ensure compliance with cGMP and Applicable Laws regarding Supplier Qualification/Management.	X

5.8	Is responsible for notifying CUSTOMER of any observed deficiencies with provided materials or documents.		X

5.9	For CATALENT supplied materials, will approve raw material suppliers providing raw materials used in the Bulk Product to ensure full compliance with cGMP and Applicable Laws.		X

5.10	For CATALENT supplied packaging materials, will approve packaging material suppliers selected by CATALENT providing packaging materials used to package the Finished Product to ensure full compliance with cGMP and Applicable Laws.		X

5.11	Will receive and release materials to in-house procedures and specifications to establish their suitability for use.		X

5.12	Deliveries to CATALENT must take place within opening hours. CATALENT cannot guarantee proper handling of materials delivered outside normal delivery hours.	X

5.13	CUSTOMER is responsible for notifying CATALENT regarding any recalls of CUSTOMER provided drug product, comparator product, placebo, or any other materials within one (1) business day of discovery.	X

5.14	To the extent CUSTOMER requests that a particular supplier be used by CATALENT, that supplier must comply with CATALENT’s Standards of Business Conduct and Supplier Approval requirements. To the extent the supplier does not comply with CATALENT’s Standards of Business Conduct or meet approval requirements, CATALENT has the right to cease doing business with that supplier and will work with the customer to approve another supplier to perform similar services or transfer quality responsibility to the customer.	X

6.	Cleaning, Qualification and Validation

6.1	Will have a cleaning program in place to ensure appropriate cleaning is performed in between the handling of different materials.		X

RESPONSIBILITIES		CUSTOMER	CATALENT

6.2	Will qualify, maintain and calibrate (as required) all equipment, instruments, systems, facilities and utilities used in the processing of GMP materials and products.		X

6.3	Will ensure facilities are designed and maintained in a manner which prevents product contamination.		X

7.	Label Control

7.1

Responsible to provide label text in accordance with regulatory requirements for locations where the product will be distributed.

CUSTOMER shall not print Catalent’s information onto a label without prior agreement by Catalent, unless required by the applicable regulation.

X

7.2	Responsible for labeling Product in accordance with the Specifications, and applicable regulations.		X

7.3	Responsible to provide all artwork for labelling and packaging.		X

7.4	Responsible to prepare all artwork for labelling and packaging.		X

7.5	Responsible to approve all artwork for labelling and packaging.	X

8.	Batch Processing

8.1	Responsible for processing the Product at the Facilities in accordance with the batch record, Standard Operating Procedures referenced therein, and the Specifications.		X

8.2	Responsible to review and approve batch records before and after packaging.		X

8.3	Responsible to review and approve batch records in line with site local procedures.	X

9.	Rework

9.1	Will not rework, reprocess or otherwise manipulate GMP materials outside of the defined process noted in manufacturing or packaging records without written approval by CUSTOMER and under applicable change control/ change management or deviation management processes.		X

10.	Documentation

10.1	Is responsible for ensuring that all relevant data and documentation generated is recorded according to the requirements of applicable GMPs and local SOPs. Will make data and documentation specific to CUSTOMER available for review upon request.		X

10.2	Will maintain a document control system for the management and tracking of GMP documentation.		X

10.3	Must inform CATALENT of any proposed changes to regulatory documents relative to services and certifications provided by CATALENT and supply said changes in writing. These changes must be notified as far in advance as is possible and be agreed upon by both parties to become effective at CATALENT.	X

10.4	Is responsible for retaining all relevant GMP data and documentation in a secure manner according to Catalent Retention Policies. Thereafter, the data and documentation can be sent to CUSTOMER; continue to be stored according to contractual requirements; or destroyed per CUSTOMER’S written approval.		X

RESPONSIBILITIES		CUSTOMER	CATALENT

11.	Samples and Stability testing

11.1

Retention samples:

Unless otherwise instructed by the CUSTOMER, CATALENT will retain samples of all materials (supplied by CATALENT) in accordance with Site SOPs. Catalent will also retain samples of the finished product in quantities defined in Site SOPs or Project Documentation.

X

11.2

Reference samples:

Is responsible for retaining sufficient quantities of reference samples, excipients and packaging components. The reference samples should be taken and stored in accordance to the appropriate EU and US regulatory requirements.

Reference samples may be stored at CATALENT, if required by the CUSTOMER. The storage requirements and location of reference samples will be specified within project specific documentation.

		X	X

11.3

Stability Samples:

Will conduct stability testing as contracted by CUSTOMER. Stability studies will be performed according to appropriate ICH Guidance documents, approved stability protocol and site SOPs, if applicable to the scope of work.

X

12.	Deviation Management and OOS Investigations

12.1	Will have procedures in place for the investigation, documentation, reporting and resolution of unplanned deviations and OOS investigations that occur during manufacturing, testing, packaging and handling of the Product.		X

12.2	Will notify CUSTOMER within 2 business days of the date of discovery for any process deviations and OOS investigations, which may affect the safety, quality, or performance of the Product.		X

12.3	Will provide documentation relating to unplanned deviations and OOS investigations that are Product impacting to the CUSTOMER.		X

12.4	Will be responsible for investigating, resolving and documenting all deviations and OOS investigations from the approved Batch Record and Specifications.		X

12.5	Will be responsible for providing CUSTOMER with a copy of deviation and OOS investigation reports upon request.		X

13.	Complaints

13.1	Will provide CUSTOMER with any information relating to the Processing and Handling of the Product, which is necessary to address a Product quality complaint.		X

13.2	Will collect and log all information relating to Product quality complaints forwarded to Catalent per SOPs.	X	X

13.3	Will investigate all Product quality complaints forwarded to Catalent per SOPs.	X	X

13.4	Will issue all reports and follow up corrective action relating to complaints pertaining to the manufacturing process for the Product.	X	X

13.5	Will issue all reports and follow up corrective action relating to complaints pertaining to the finished packaging of the Product.		X

13.6	Will investigate and communicate to other parties upon the discovery of any suspected falsified product within one (1) business day.	X	X

13.7	Responsible for Adverse Event reporting management or pharmacovigilance activities, including recording, tracking, responding, and investigating.	X

RESPONSIBILITIES		CUSTOMER	CATALENT

13.8	Responsible for forwarding in writing all product quality and safety concerns received from third parties and related to CUSTOMER products. For suspected adverse events related to product this will be performed within 2 business days.		X

14.	Recalls, Field Alerts and Product Withdrawals

14.1	Will inform CUSTOMER and the Catalent QP, in writing, if applicable, of potential drug product recall or clinical withdrawal situations within one (1) business day. Will carry out a product quality investigation per site procedures and advise CUSTOMER and the Catalent QP, in writing, if the product is defective or otherwise substandard, which may necessitate a product recall or withdrawal.		X

14.2	If a product recall/withdrawal is initiated by CUSTOMER that relates to materials processed by CATALENT, CUSTOMER must notify CATALENT immediately or no longer than (1) business day.	X

14.3	Is responsible for the decision to recall and for initiating product recall activities.	X

14.4	Will reserve the right to contact the appropriate regulatory authorities in the event of a confirmed quality defect in cases where the CUSTOMER has not performed this notification. Duplicate notification will be provided to customer.		X

15.	Product Release

15.1	Is responsible for ensuring all products and materials meet the quality standards and requirements for their intended use. Quality will disposition drug product or clinical supplies after review of all relevant documents to ensure compliance with GMPs, local SOPs and product specifications. According to EU regulations, drug product must be received into Europe before it can be QP certified. The responsibility for release of materials (e.g. raw materials or finished product) will be delineated in the appropriate Project documentation.		X

15.2	For each batch manufactured, packaged and/or tested by Catalent, Catalent will provide the following (as applicable based on services provided):		X

	a)	Copies of the completed manufacturing or packaging records.

	b)	A Certificate of Manufacture (CoM) or similar document issued by Catalent Quality that confirms drug product has been manufactured in accordance with GMPs and the approved batch records (may be combined with the CoC).

	c)	A Certificate of Analysis (CoA) or scientific report issued by Catalent (or by the CUSTOMER in the event that Catalent did not perform final product testing) confirming that the material was tested in accordance with GMPs and related SOPs and meets the requirements of all relevant specifications.

	d)	A Certificate of Compliance (CoC) for Packaging/Labeling issued by Catalent Quality confirming materials were processed in accordance with GMPs and related SOPs (may be combined with the CoM).

	e)	A copy of Deviation Reports, Out of Specification (OOS) investigations and other investigations as appropriate.

15.3	Responsible for final release of Product.	X

15.4	Responsible for ensuring compliance with Product Specification File and/or Approved Clinical Trial Application.	X

16.	QP Certification Not applicable to study

16.1	The QP should be guided in fulfilling their duties by the Code of Practice for QPs in the Pharmaceutical Industry.	NA

16.2	No product will be dispatched without prior approval by the CUSTOMER.

RESPONSIBILITIES		CUSTOMER	CATALENT

16.3	The sponsor is responsible for ensuring that all products, which they intend to release for distribution to clinical sites, have been certified by a QP.

16.4	The CUSTOMER is responsible for ensuring that the API is manufactured according to GMP. Where product is undergoing QP certification by CATALENT, the CUSTOMER must provide information requested by the Catalent QP as evidence of GMP compliance.

16.5	CUSTOMER is responsible for ensuring the required Ethics Committee and Regulatory approvals are in place before requesting shipment to a clinical site.

16.6	Responsibility for QP certification will be defined for each study in the project documentation.

16.7	Where CUSTOMER is responsible Tor QP certification of the finished product, the sponsor will provide a final release certificate for each batch of product, signed by an eligible QP, as evidence of QP certification prior to CATALENT Internal release and distribution of product to site by CATALENT.

16.8	For manufacture and packaging which takes place within the EU, unless otherwise specified in project documentation, a CATALENT QP will provide a certificate confirming that operations carried out at a CATALENT facility have been conducted in compliance with EU Good Manufacturing Practice (GMP).

16.9	If specified in Project documentation, a CATALENT QP will confirm that the product complies with the specification noted in the Clinical Trial Application (CTA) and other documents provided by the CUSTOMER. The CATALENT QP will require the CUSTOMER to provide that part of the CTA and other specifications pertinent to the activities carried out by Catalent. The CTA must be in the English language and the CUSTOMER must confirm that the content of any CTA submitted in another language is identical.

16.10	If the final certification is the responsibility of the CATALENT QP, CATALENT is named as the “Authorized site for release of the finished product or Investigational Medicinal Product (IMP) in the Community” as recorded in the CTA. To discharge these duties, the CATALENT QP will require CUSTOMER to provide the following:

	●	Clinical Trial Application and Investigational Medicinal Product Dossier (CTA and IMPD) or equivalent for each country (provided in the English language and confirmation that applications in other languages are equivalent).

	●	Clinical Trial Protocol (parts relevant for GMP manufacturing, packaging and labeling activities)

●

Clinical Trial letters of approval (and English or local language translation if original is not provided in English language) or confirmation from the sponsor that they are approved if no letter is provided.

	●	Any correspondence between the Authorization Holder and the Competent Authority(s) that changes or adds commitments regarding the chemistry, manufacturing and controls from the original submission prior to approval,

	●	Relevant records of manufacture, testing, stability reports, assembly, packaging, labeling, storage and distribution

	●	Relevant deviation reports

	●	Any changes to the authorization either submitted or notified or as an approved variation.

	●	Product Specification File (in accordance with that defined within GMP Vol. IV, Annex 13).

	●	Access to manufacturing/packaging and testing facilities for API, critical excipients and drug product and their documentation for the purpose of EU GMP assessment or audit if required.

RESPONSIBILITIES			CUSTOMER	CATALENT

16.11	The CATALENT or CUSTOMER provided QP will discharge these duties in accordance with Good Manufacturing Practice for Medicinal Products, Annex 13 and Annex 16 where applicable.

16.12	Responsible for:

	a)	Notifying the CATALENT QP in advance of any proposed variations to the CTA and/or Product Specification File for which the product has been released for use.

	b)	Advising the CATALENT QP of the outcome of communications with the relevant Competent Authority(s).

	c)	Notifying the CATALENT QP in advance of any plans to transfer product between clinical sites or to re-label product at clinical sites. A copy of paperwork used to support any of these exercises must be provided to the CATALENT QP for recordkeeping.

	d)	Ensuring that all other requirements of Directive 2001/20/EC have been met when using the product in the clinic.

	e)	Being liable for the safety and efficacy performance of the product in the clinic.

	f)	Notification of CATALENT of any emerging adverse pharmacovigilance data, which may be related to activities carried out by CATALENT.

	g)	Notifying the CATALENT QP of on-going stability data to support certification.

	h)	Notifying the CATALENT QP of any ongoing complaints, investigations and recalls, from any third party site in the supply chain, which affect batch certification.

16.13	When the final certification is the responsibility of a CUSTOMER provided QP the site performing the QP certification will be named as the “Authorized site for the release of the finished IMP in the Community” as recorded in the CTA.

16.14	Will accept a Product Release Certificate signed by at least an eligible QP from the authorized releasing site based on applicable national and EU regulations as evidence of QP Certification to allow release of the IMP for dispatch.

17.	Storage

17.1	CATALENT will follow site SOPs for storage of GMP materials. Proper storage conditions and requirements will be provided to CATALENT by CUSTOMER.	X	X

17.2	Will have appropriate systems for controlling and storing quarantined, rejected, returned, suspected counterfeit and recalled materials.		X

17.3	Will store the Bulk Product in accordance with the Specifications pending release of the Product.		X

17.4	Will store the Bulk Product, pending packaging, and Finished Packaged Product in accordance with the Specifications pending release and shipment of the Finished Packaged Product to the CUSTOMER.		X

17.5	Will be responsible to ensure storage of the Product in accordance with the Specifications following delivery of such Product to CUSTOMER’S authorized carrier.	X

18.	Transport & Shipping

18.1	CATALENT will follow site SOPs for shipment of GMP materials.	X	X

18.2	Released product cannot be shipped without prior written order and approval by CUSTOMER.		X

RESPONSIBILITIES		CUSTOMER	CATALENT

18.3	As defined in site SQPs, the shipment of Quarantine materials can be done on an exception basis only and with the proper documentation		X

18.4	CUSTOMER Is responsible for determining regulatory and legal requirements and supplying the value for materials for customs’ purposes. CATALENT assumes an authorized shipment request from CUSTOMER to be the “order to ship” and will presume all regulatory requirements have been fulfilled by the CUSTOMER or the CUSTOMER’S agent.	X	X

18.5	In cases where the CUSTOMER requests ‘direct to patient shipments’, this will be defined in a separate protocol and is not covered by the agreement.	X

18.6	Shipping conditions/requirements will be agreed between CATALENT and CUSTOMER in accordance with GDP rules.	X	X

18.7	For US shipments, CUSTOMER is responsible to confirm that the Product(s) manufacturer is licensed in the intended state(s) of distribution, as well as the Products recipient.	X

18.8	For EU shipments: In order to ensure that the certifying QP has sufficient evidence available to confirm that the required storage conditions have been maintained throughout the duration of transportation, temperature controlled shipment with monitoring, or where justified, temperature monitoring shall be adopted as the Catalent control strategy.			NA

	Control Measure Required	Applicable Use Criteria

	Temperature controlled shipment with monitoring	●	All cold and frozen chain products

		●	Temperature sensitive ambient products

		●	High value products

		●	High risk products e.g. limited supply available

		●	Validated transportation conditions

		●	Very high degree of assurance that storage conditions stated on product label or Marketing Authorisation will be maintained

	Temperature monitoring	●	Temperature stable products

		●	Validated transportation conditions

		●	Risk assessment conducted

		●	High degree of assurance that storage conditions stated on product label or Marketing Authorisation will be maintained

	No controls required[1]	●	Temperature stable products

		●	Validated transport conditions

		●	Risk assessment conducted and agreed on mutual basis

		●	Short duration of transportation i.e. < 1 hr

		●	No mandated storage conditions on pack labelling or Marketing Authorisation

		●	Marketing Authorisation fully reflects likely transportation conditions observed

1 In the very unlikely event that a “No controls strategy” can be adopted the risk assessment shall fully consider the impact of failure of the validated transportation conditions and mechanism for communicating the failure to the Qualified Person

19.	Subcontracting

19.1	Will obtain prior written agreement from CUSTOMER before subcontracting any portions of the manufacturing, packaging, testing, or storage of the Product.	X

RESPONSIBILITIES		CUSTOMER	CATALENT

19.2	Will be responsible for establishing a contract relationship when a subcontractor is used to support the Product; Catalent will be responsible for the quality, compliance, and regulatory aspects of the materials or services provided by the contractor.		X

19.3	Shall ensure that any third party used in performing activities that are the subject of this Quality Agreement complies with Catalent’s obligations under this Quality Agreement and will facilitate any CUSTOMER audit required to be performed of the third party.		X

20.	Personnel Training

20.1	Will be responsible for ensuring that a training program is established that maintains, tracks and documents, training of employees involved with the clinical supply services.		X

21.	Health and Safety

21.1	Will notify of any problems associated with the product or the work which might pose a hazard to the premises, equipment, personnel, other materials or other products.	X

22.	Disputes

22.1	Responsible to resolve all quality related disagreements between parties. May utilize a third party to assist with dispute resolution.	X	X

23.	Quality Agreement Review

23.1	Will agree that Quality Agreement shall commence on the effective date and shall remain in effect for as long as Catalent supplies Services to the CUSTOMER and for one year beyond its expiry following written and approved termination of the Quality Agreement by all parties.	X	X

23.2	May terminate the Quality Agreement upon thirty (30) days written notice to the other party.	X	X

23.3	Will notify all parties of any proposed revisions to the Quality Agreement.	X	X

23.4	Will review the Quality Agreement every three (3) years. Obtain approval from all parties as necessary.	X	X

23.5	Will be responsible for the submission of any amendment to the existing Quality Agreement to all parties for review and approval.	X	X

24.	Returns and Destruction

24.1	Will destroy accountable loss (routine rejects generated during processing) as part of normal procedure per local SOPs and according to applicable regulations.		X

24.2	It is the responsibility of CUSTOMER to authorize in writing the destruction of surplus, expired, rejected or returned drug product.	X

24.3	CATALENT will facilitate destruction of materials as appropriate per CUSTOMER’S instructions. Failure to respond to CATALENT’s repeated notifications may necessitate transfer of materials to CUSTOMER or destruction of materials in order to maintain a state of compliance in GMP storage areas	X	X

24.4	Responsible to agree upon and approve Returns Strategy for clinical trial returned material.	X

RESPONSIBILITIES		CUSTOMER	CATALENT

24.5	Responsible for authorizing the reuse of returned clinical trial material that is sent to CATALENT from an investigator site. Where final QP Certification is the responsibility of the CATALENT QP the reuse of the supplies will be dependent on the condition of the supplies and the product storage history.	X	X

24.6	The reuse of supplies should remain the exception and supplies can only be reused when written authorization, is received from CUSTOMER who takes full responsibility for the condition and use of the supplies and the site attests to the fact the materials were not compromised and were stored appropriately.	X

24.7

In accordance with 21CFR312.59, the sponsor may authorize alternative disposition of unused supplies of the investigational drug provided this alternative disposition does not expose humans to risks from the drug. The sponsor shall maintain written records of any disposition of the drug in accordance with 21CFR312.57.

Supplies can only be reused when written authorization, is received from CUSTOMFR who takes full responsibility for the condition and use of the supplies and the site attests to the fact the materials were not compromised and were stored appropriately. Where Catalent performs final QP certification the QP must approve the return of supplies for reuse.

X

24.8	Customer is responsible for clinical sites’ accuracy of returned materials.	X

25.	Blinding of Product (Clinical Trial Materials)

25.1	Will be responsible to ensure that the finished packaged supplies are blinded so that the different treatment groups are not distinguishable.		X

25.2	Responsible for the blinding strategy and (as applicable) for the visual match of the components and product supplied.	X

25.3	Implementation and maintenance of a procedure for the rapid unblinding of blinded products, as required.	X

25.4	Provides CATALENT with a list of contact persons who are NOT authorized to receive unblinding information (can be included in the contact list in the appendix).	X

26.	Controlled Drug Substances (CDS) Not applicable to Study

26.1	Will maintain the appropriate registrations as required to handle and process CDS materials as required by local/applicable laws.	NA

27.	Restricted materials

27.1	Catalent will not manufacture or primary package beta-lactam (penicillin derivatives and cephalosporin) antibiotics. Certain hormones, cytotoxic compounds, highly potent drugs and biological preparations shall only be handled if accepted via a risk assessment and based on Catalent Site capabilities and license restrictions.		X

QUALITY AGREEMENT REVISION HISTORY

Version Number	Description of Document Revision	Date

2.0

1.0	Original

APPENDIX I

KEY CONTACT INFORMATION

CUSTOMER

Function	Name	e-mail	Telephone

Head of R&D	Markus Lacher	mlacher@briacell.com	T: +1-888-485-6340
Senior Scientist	Vivek Sukari	vivek@briacell.com	T: +1-888-485-6340
President and CEO	William Williams	williams@briacell.com	T: +1-302-290-9017
T: +00 0000 000000
T: +00 0000 000000
T: +00 0000 000000

* Contact person is blinded; must not receive unblinding information!

CATALENT

Function	Name	e-mail (For all: @catalent.com)	Telephone Switchboard: T: +1

Philadelphia

Function	Name	e-mail (For all: @catalent.com)	Telephone Switchboard: T: +00 0000 000000
Interim, Director Quality, CSS	Christine O’Connell	Christine.Oconnell	T: +01 215-501-1211
Quality Program Manager	Nathan Tessitore	Nathan.tessitore	T: +01 215-613-3272
Interim, Director Project Management	Erin Killeen	Erin.Killeen	T: +01 215-613-3505

APPENDIX II

PRODUCTS AND SERVICES COVERED BY THE AGREEMENT

Procurement of Cyclophosphamide, Candin and Intron-A

BRI-001 Phase I/IIA Study of BR-l-GM REGIMEN IN Metastatic or Locally Recurrent
Breast Cancer Patients in Combination with INCMGA00012 and Epacadostat